UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2006

Enesco Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Windsor Drive, Itasca, Illinois		60143
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	630-875-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 13, 2006, the Chairman of Enesco Group, Inc.’s Board of Directors accepted the resignation of Joseph P. Durrett from its Board of Directors effective that date. Mr. Durrett informed the Board he does not expect to be able to continue to attend Board meetings as he is experiencing unexpected and extraordinary business demands. Mr. Durrett was appointed to the Board in December 2005 and was a member of Enesco’s Audit Committee. Mr. Durrett did not express any disagreements with Enesco on any matters relating to Enesco’s operations, policies or practices. He advised the Board of his regret in having to resign at this point and his confidence in the commitment of the Board and management in facing the challenges of implementing the announced operating improvement plan.

Item 8.01 Other Events.

On March 16, 2006, Enesco issued a press release announcing the establishment of an Executive Committee and the new position of Executive Vice President/Chief Financial Officer. The press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated March 16, 2006, announcing the establishment of an Executive Committee and the new position of Executive Vice President/Chief Financial Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc.

March 16, 2006	By:	/s/ Anthony G. Testolin

Name: Anthony G. Testolin
Title: Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 16, 2006, announcing the establishment of an Executive Committee and the new position of Executive Vice President/Chief Financial Officer.